Exhibit 10.12

EXECUTION COPY

STOCK SUBSCRIPTION AND EXCHANGE AGREEMENT

This STOCK SUBSCRIPTION AND EXCHANGE AGREEMENT, dated as of June 15, 2007 (this “Agreement”), is by and among TRANSFIRST GROUP HOLDINGS, INC., a Delaware corporation (the “Company”), WELSH, CARSON, ANDERSON & STOWE X, L.P., a Delaware limited partnership (“WCAS X”), the several other individuals and entities named on Schedule I hereto (together with WCAS X, each a “Schedule I Purchaser” and collectively, the “Schedule I Purchasers”), the several individuals and entities named on Schedule II hereto (each a “Schedule II Purchaser”) and the several individuals named on Schedule III hereto (each a “Schedule III Purchaser” and collectively, the “Schedule III Purchasers” and, together with the Schedule I Purchasers and the Schedule II Purchasers, each a “Purchaser” and collectively, the “Purchasers”).

W I T N E S S E T H:

WHEREAS, on May 2, 2007, Transistor Parent Corp., a Delaware corporation (“Holdings”), and Transistor Acquisition Corp. (“Acquisition”), both wholly owned subsidiaries of the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TransFirst Holdings, Inc., a Delaware corporation (“TransFirst”), and certain representatives of the stockholders of TransFirst, pursuant to which, upon the terms and subject to the conditions set forth therein, (i) Acquisition will merge with and into TransFirst (the “Merger”) with TransFirst continuing as the surviving corporation (the “Surviving Corporation”), (ii) each share of Common Stock, par value $0.01 per share, of TransFirst (“TransFirst Common Stock”) will be converted into the right to receive $15.02 per share in cash on the Closing Date (as hereinafter defined), without interest (the “Merger Consideration”), and (iii) each outstanding share of Common Stock, par value $0.01 per share, of Acquisition will be converted into one share of Common Stock, par value $0.01 per share, of the Surviving Corporation;

WHEREAS, on April 24, 2007, in connection with the formation of the Company, WCAS X acquired 100 shares (the “Initial Shares”) of Common Stock, par value $0.01 per share, of the Company for an aggregate purchase price of $100, and such Initial Shares constitute all of the currently issued and outstanding shares of such Common Stock;

WHEREAS, in connection with the transactions contemplated by this Agreement the Certificate of Incorporation of the Company has been amended and restated in the form of Exhibit A hereto (the “Restated Company Charter”);

WHEREAS, as set forth in the Restated Company Charter, the authorized capital stock of the Company consists of (i) 11,500,000 shares of Participating Preferred Stock, par value $0.01 per share (“Company Preferred Stock”), and (ii) 60,000,000 shares of Common Stock, par value $0.01 per share (“Company Common Stock”);

WHEREAS, in a single overall plan and transaction, each of the Purchasers, acting severally and not jointly, wishes to purchase from the Company, upon the terms and subject to the conditions hereinafter set forth, newly issued shares of Company Preferred Stock and Company Common Stock in consideration of each such Purchaser’s contribution to the Company of cash or a combination of cash and shares of TransFirst Common Stock, each such transaction to be consummated on the Closing Date prior to the effective time of the Merger, but only if, substantially simultaneously with the consummation of such transaction each such other transaction is also consummated;

WHEREAS, the Company desires to issue and sell to the Purchasers, upon the terms and subject to the conditions hereinafter set forth, newly issued shares of Company Preferred Stock and Company Common Stock in consideration of each Purchaser’s contribution to the Company of cash or a combination of cash and shares of TransFirst Common Stock, each such transaction to be consummated on the Closing Date prior to the effective time of the Merger;

WHEREAS, each Purchaser has conditioned its acquisition of the shares of Company Preferred Stock and Company Common Stock to be acquired by such Purchaser hereunder on the Company making certain representations, warranties, covenants and agreements hereunder and, in order to induce such Purchaser to acquire such shares and in connection with the transactions contemplated hereby, the Company is willing to make such representations, warranties, covenants and agreements; and

WHEREAS, it is the intention of the parties hereto that the purchase by the Purchasers from the Company of newly issued shares of Company Preferred Stock and Company Common Stock qualify for treatment under Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), for federal income tax purposes;

NOW, THEREFORE, the parties hereto severally agree as follows:

ARTICLE I.

ISSUANCE, SALE AND DELIVERY OF SHARES;

CONTRIBUTIONS; CLOSING; CERTAIN TAX MATTERS

SECTION 1.01. Issuance, Sale and Delivery of Shares; Contributions. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, in a single overall plan and transaction, the Company shall issue, sell and deliver to each Purchaser, and each Purchaser, acting severally and not jointly, shall purchase from the Company, (i) at a purchase price of $18.05 per share, that number of shares of newly issued Company Preferred Stock (the “Preferred Shares”) as is set forth opposite such Purchaser’s name under the heading “Shares of Company Preferred Stock” on Schedule I, Schedule II or Schedule III hereto, as the case may be, and (ii) at a purchase price of $1.00 per share, that number of shares of newly issued Company Common Stock (the “Common Shares” and, together with the Preferred Shares, the “Shares”) as is set forth opposite such Purchaser’s name under the heading “Shares of Company Common Stock” on Schedule I, Schedule II or Schedule III hereto, as the case may be. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, as payment in full for the Shares being issued to each such Purchaser hereunder, each Purchaser shall contribute to the Company (i) the amount of cash, if any, set forth opposite the name of such Purchaser under the heading “Cash Purchase Price” on Schedule I or Schedule II hereto, as the case may be, and (ii) the number of shares of TransFirst Common Stock, if any, set forth opposite the name of such Purchaser under the heading “TransFirst Shares” on Schedule III hereto. For purposes of each exchange of shares of TransFirst Common Stock for Shares contemplated by this Section 1.01, the value of the shares of TransFirst Common Stock transferred by each Schedule III Purchaser to the Company shall be $15.02 per share (i.e., an amount equal to the Merger Consideration payable on the Closing Date). Upon delivery of certificates representing the shares of TransFirst Common Stock to be contributed to the Company in exchange for Shares hereunder, such Schedule III Purchaser does hereby sell, assign and transfer unto the Company such amount of shares standing in its name on the books of the Company and does hereby irrevocably constitute and appoint the Secretary of the Company as its attorney to transfer such shares on the books of the Company with full power of substitution in the premises. All amounts of cash contributed to the Company by the Purchasers in exchange for Shares hereunder shall be delivered to the Company by wire transfer of immediately available funds to an account designated by the Company to such Purchasers at least five business days prior to the Closing. At the Closing, WCAS X shall surrender the certificate representing the Initial Shares to the Company and the Initial Shares shall be cancelled at Closing in consideration of a $100 reduction in the cash purchase price otherwise payable hereunder by WCAS X for the Shares to be purchased by it hereunder.

SECTION 1.02. Closing. Upon the terms and subject to the conditions of this Agreement, the issuance, sale and delivery of the Shares contemplated by Section 1.01 (the “Closing”) shall take place on June 15, 2007, the anticipated closing date of the Merger, prior to the effective time of the Merger, at the offices of Ropes & Gray, LLP, 1211 Avenue of the Americas, New York, New York 10036, or, at such other place as the Company and WCAS X may mutually agree (such date being herein called the “Closing Date”).

SECTION 1.03. Certain Tax Matters. The Company and the Purchasers shall, for all federal, state and local income tax purposes, treat the transactions effected pursuant to Section 1.01 as collectively constituting a transaction under Section 351 of the Code, in which the Purchasers transfer property to the Company in exchange for stock in the Company and immediately after the exchange the Purchasers are in control (as defined in Section 368(c) of the Code) of the Company.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchasers that, except as set forth in the schedule of disclosures (the “Disclosure Schedule”) delivered by the Company to the Purchasers prior to the Closing:

SECTION 2.01. Corporate Existence and Power; Newly Formed Corporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority necessary to (i) own its properties and assets, (ii) carry on its business as now being conducted and as proposed to be conducted immediately after the Merger and (iii) execute and deliver this Agreement and each of the other agreements, instruments and certificates being executed and delivered in connection with this Agreement, including the Stockholders Agreement, the Registration Rights Agreement and the Voting Proxies, each as defined below (the “Ancillary

Agreements”), to which it is a party and perform its obligations hereunder and thereunder, including the issuance, sale and delivery of the Shares. The Company was incorporated solely for the purposes of owning all of the capital stock of Acquisition and effectuating the transactions contemplated by the Merger Agreement (including the Merger and its related financing transactions) and has not conducted any business or entered into any agreements or commitments except (i) with respect to the foregoing, (ii) this Agreement and the Ancillary Agreements and (iii) as otherwise set forth on the Disclosure Schedule. Other than Acquisition, the Company has not owned or controlled, and at all times prior to the effective time of the Merger, shall not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company or any other business entity.

SECTION 2.02. Authorization; Validity. The execution and delivery by the Company of this Agreement and each Ancillary Agreement to which the Company is a party and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Shares) and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and each Ancillary Agreement to which the Company is a party will be duly executed and delivered by the Company at Closing. This Agreement constitutes, and each Ancillary Agreement to which the Company is a party, when executed and delivered by the Company at Closing, will constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

SECTION 2.03. Governmental Authorization. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Article III hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which the Company is a party and the consummation of the Merger except (i) for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for which early termination of the related waiting periods has been granted (the “HSR Filings”), (ii) for such filings as may be required under Regulation D promulgated under the Securities Act of 1933, as amended (“Regulation D”), or under any applicable state securities laws, (iii) for such other filings and approvals as have been made or obtained, or (iv) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder and thereunder.

SECTION 2.04. Noncontravention. The execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which the Company is a party, does not and will not (i) violate the Restated Company Charter and the Bylaws of the Company attached as Exhibit B hereto, (ii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon the Company, (iii) violate any contract, agreement, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which the Company is a party or (iv) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding upon the Company or any of its assets or properties.

SECTION 2.05. Capitalization. The authorized capital stock of the Company consists of (i) 11,500,000 shares of Company Preferred Stock, and (ii) 60,000,000 shares of Company Common Stock. Except (A) as set forth on the Disclosure Schedule, and (B) for the Shares to be issued hereunder, there are, and immediately after the Closing there will be, no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

SECTION 2.06. Litigation. Except as set forth on the Disclosure Schedule, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company, threatened against the Company before any court or arbitrator or any other governmental body, agency or official.

SECTION 2.07. Valid Issuance of Shares. At Closing, the Shares will have been duly and validly authorized and when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable shares of Company Preferred Stock or Company Common Stock, as the case may be, free and clear of restrictions on transfer, other than those set forth in the Stockholders Agreement and applicable federal and state securities laws. The shares of Company Common Stock issuable upon conversion of or in exchange for Company Preferred Stock will be validly issued, fully paid and non-assessable shares of Company Common Stock when issued in accordance with the terms of the Restated Company Charter.

ARTICLE III.

REPRESENTATION AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, and solely with respect to such Purchaser, represents and warrants to the Company that:

SECTION 3.01. Existence. Such Purchaser (if not a natural person) is a corporation, limited partnership, limited liability company, government pension plan or other entity, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

SECTION 3.02. Authorization; Power; Validity. The execution and delivery by such Purchaser (if not a natural person) of this Agreement and each Ancillary Agreement to which such Purchaser is a party and the consummation of the transactions contemplated hereby and thereby are within such Purchaser’s powers and have been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and each Ancillary Agreement to which such Purchaser is a party will be duly executed and delivered by such Purchaser at Closing. This Agreement constitutes, and each Ancillary Agreement to which such Purchaser is a party, when executed and delivered by such Purchaser at Closing will constitute, a valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

SECTION 3.03. Governmental Authorization. Assuming the accuracy of the Company’s representations and warranties set forth in Article II hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to such Purchaser in connection with the execution, delivery and performance by such Purchaser of this Agreement and each Ancillary Agreement to which such Purchaser is a party except (i) for HSR Filings, as applicable (ii) for such filings and notices of sale as may be required under Regulation D or under any applicable state securities laws, (iii) for such other filings and approvals as have been made or obtained, or (iv) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of such Purchaser to perform such Purchaser’s obligations hereunder or thereunder.

SECTION 3.04. Noncontravention. The execution, delivery and performance by such Purchaser of this Agreement and each Ancillary Agreement to which such Purchaser is a party does not and will not (i) violate, if such Purchaser is not a natural person, the certificate of incorporation, bylaws, certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement or other organizational documents of such Purchaser, (ii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon such Purchaser, (iii) violate any contract, agreement, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which such Purchaser is a party, (iv) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Purchaser under any provision of any agreement or other instrument binding upon such Purchaser or any of its assets or properties or (v) result in the creation or imposition of any material lien, claim, charge, pledge, security interest or other encumbrance with respect to any Shares acquired hereunder.

SECTION 3.05. Title to TransFirst Common Stock. Such Purchaser (if such Purchaser is contributing shares of TransFirst Common Stock to the Company pursuant to Section 1.01) has good and valid title to the shares of TransFirst Common Stock being contributed to the Company pursuant to Section 1.01, free and clear of all claims, liens and encumbrances.

SECTION 3.06. Purchase for Investment. Such Purchaser is purchasing the Shares being purchased by such Purchaser hereunder for investment for such Purchaser’s own account and not with a view to, or for sale in connection with, any distribution thereof.

SECTION 3.07. Private Placement. (a) Such Purchaser’s financial situation is such that such Purchaser can afford to bear the economic risk of holding the Shares being purchased by such Purchaser hereunder for an indefinite period of time, and such Purchaser can afford to suffer the complete loss of such Purchaser’s investment in the Shares.

(b) Such Purchaser’s knowledge and experience in financial and business matters are such that such Purchaser is capable of evaluating the merits and risks of such Purchaser’s investment in the Shares or such Purchaser has been advised by a representative possessing such knowledge and experience.

(c) Such Purchaser understands that the Shares acquired hereunder are a speculative investment which involves a high degree of risk of loss of the entire investment therein, that there will be substantial restrictions on the transferability of the Shares and that following the date hereof there will be no public market for the Shares and that, accordingly, it may not be possible for such Purchaser to sell or pledge the Shares, or any interest in the Shares, in case of emergency or otherwise.

(d) Such Purchaser and such Purchaser’s representatives, including, to the extent such Purchaser deems appropriate, such Purchaser’s legal, professional, financial, tax and other advisors, have reviewed all documents provided to them in connection with such Purchaser’s investment in the Shares, and such Purchaser understands and is aware of the risks related to such investment.

(e) Such Purchaser and such Purchaser’s representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company, TransFirst and their respective representatives concerning the Company, TransFirst, the terms and conditions of such Purchaser’s acquisition of the Shares and related matters and to obtain all additional information which such Purchaser or such Purchaser’s representatives deem necessary.

(f) Such Purchaser is an “accredited investor” as such term is defined in Regulation D.

(g) No Purchaser has any plan or intention to sell, exchange, transfer or otherwise dispose of (including by way of gift) any of its shares of Company Preferred Stock or Company Common Stock immediately after the purchase of any such Shares.

SECTION 3.08. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of such Purchaser, threatened against or affecting such Purchaser before any court or arbitrator or any other governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or any Ancillary Agreement or which would have a material adverse effect on the ability of such Purchaser to perform such Purchaser’s obligations under this Agreement or any Ancillary Agreement to which such Purchaser is a party.

SECTION 3.09. No Other Representations and Warranties. Each such Purchaser hereby acknowledges and agrees that the representations and warranties set forth in Article II hereof, the Stockholders Agreement, the Registration Rights Agreement, the Voting Proxy and the statements made in the Disclosure Schedule are the only representations, warranties and statements being relied on by such Purchaser in connection with such Purchaser’s purchase of the Shares.

ARTICLE IV.

COVENANTS OF THE COMPANY AND THE PURCHASERS

SECTION 4.01. Stockholders Agreement and Registration Rights Agreement. At the Closing, the Company and each Purchaser agree that they shall enter into a stockholders agreement (the “Stockholders Agreement”) in substantially the form set forth in Exhibit C hereto and a registration rights agreement (the “Registration Rights Agreement”) in substantially the form set forth in Exhibit D hereto.

SECTION 4.02. Voting Proxy. At the Closing, each Schedule II Purchaser shall execute and deliver to WCAS X an irrevocable proxy in the form of Exhibit E hereto (each a “Voting Proxy”) granting to WCAS X the right to vote all Shares owned by such Purchaser in the manner set forth therein.

ARTICLE V.

CONDITIONS TO CLOSING

SECTION 5.01. Conditions to the Obligations of the Purchasers and the Company. The obligations of each of the Purchasers and the Company to consummate the transactions contemplated hereby are subject to the satisfaction or waiver of the following conditions:

(a) No provision of any applicable law, rule or regulation and no judgment, injunction, order or decree by any court or other governmental or other entity of competent jurisdiction shall prohibit the consummation of the transactions contemplated hereby.

(b) All material actions by or in respect of, or filings with, or approvals of, any governmental or regulatory entity, body, agency, official or authority required to be taken, made or obtained prior to the Closing to permit the consummation of the transactions contemplated hereby shall have been taken, made or obtained.

(c) The conditions to the consummation of the Merger set forth in Article III of the Merger Agreement, other than those to be satisfied on the closing date of the Merger, shall have been satisfied or waived.

SECTION 5.02. Conditions to the Obligations of the Purchasers. The obligation of each Purchaser (including WCAS X), in the case of (a) through (d) below, and of each Purchaser (other than WCAS X) in the case of (e) below, to consummate the transactions contemplated hereby is subject to the satisfaction or waiver of the following further conditions:

(a) The Company shall have performed and complied in all material respects with all agreements and obligations hereunder that are required to be performed or complied with by it on or prior to the Closing Date.

(b) The representations and warranties of the Company contained in this Agreement qualified by materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects when made and as of the Closing Date, as if made on such date.

(c) All approvals of the board of directors of the Company and the stockholders of the Company necessary for the execution and delivery of this Agreement, the Stockholders Agreement and Registration Rights Agreement, and the performance of the transactions contemplated hereby shall have been obtained by the Company.

(d) The Company and each other Purchaser shall have executed and delivered the Stockholders Agreement and the Registration Rights Agreement.

(e) Each of the Schedule II Purchasers shall have executed and delivered to WCAS X a Voting Proxy.

SECTION 5.03. Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions contemplated hereby is subject to the satisfaction or waiver of the following further conditions:

(a) Each Purchaser shall have performed and complied in all material respects with all of its agreements and obligations hereunder that are required to be performed or complied with by such Purchaser on or prior to the Closing Date.

(b) The representations and warranties of each Purchaser contained in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects when made and as of the Closing Date, as if made on such date.

(c) Each Purchaser shall have executed and delivered the Stockholders Agreement and the Registration Rights Agreement.

ARTICLE VI.

TERMINATION

SECTION 6.01. Termination. This Agreement shall be terminated, and the transactions contemplated hereby abandoned:

(a) at any time prior to the Closing, upon the mutual written agreement of the Company and WCAS X, on behalf of the Purchasers, to terminate this Agreement; or

(b) at any time prior to the Closing, upon the Merger Agreement being terminated; or

(c) at 5:00 p.m. (New York City time) on June 30, 2007, if the Closing shall not have occurred prior to such time on such date.

SECTION 6.02. Effect of Termination. If this Agreement is terminated as permitted by Section 6.01, such termination shall be without liability of any party (or any stockholder, general partner, limited partner, member, director, officer, trustee, employee, agent, consultant or representative of such party) to any of the other parties to this Agreement and this Agreement shall become void and of no further force or effect. Notwithstanding the foregoing, the provisions of this Section 6.02 and 6.03 and of Article VII shall survive any termination hereof pursuant to Section 6.01.

SECTION 6.03. Rescission. If any Purchaser shall have funded all or any portion of the consideration for the Shares to be purchased by such Purchaser hereunder, but the Merger shall not have been consummated by the close of business on the fifth business day following such funding, then any purchase and sale of the Shares shall be rescinded, the Company shall promptly return by wire transfer to each Purchaser the consideration contributed hereunder by such Purchaser for Shares (together with any interest accrued thereon) and each Purchaser shall return to the Company the certificates representing the Shares purchased by such Purchaser, if any. Upon any such rescission, the parties hereto shall be treated for all purposes as if the Closing had not occurred, including with respect to rights to terminate this Agreement as provided in Section 6.01.

ARTICLE VII.

MISCELLANEOUS

SECTION 7.01. Survival. All of the covenants, agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 7.02. Notices. Any notice or communication required or permitted hereunder shall be in writing and shall be delivered personally, delivered by nationally recognized overnight courier service, sent by certified or registered mail, postage prepaid, or sent by facsimile (subject to electronic confirmation of such facsimile transmission) or electronic mail (subject to electronic confirmation of receipt of such mail). Any such notice or communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) three business days after it is deposited with a nationally recognized overnight courier service, if sent by nationally recognized overnight courier service, (iii) the day of sending, if sent by facsimile or electronic mail prior to 5:00 p.m. (New York City time) on any business day or the next succeeding business day if sent by facsimile or electronic mail after 5:00 p.m. (New York City time) on any business day or on any day other than a business day or (iv) five business days after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the following address or facsimile number, or to such other address or addresses or facsimile number or numbers as such party may subsequently designate to the other parties by notice given hereunder:

if to the Company, to it at:

TransFirst Group Holdings, Inc.

c/o Welsh, Carson, Anderson & Stowe X, L.P.

320 Park Avenue, Suite 2500

New York, New York 10022

Attention: Anthony J. de Nicola

Facsimile: (212) 893-9566

E-mail: tdenicola@welshcarson.com

and with an additional copy to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention: Othon A. Prounis and Anthony J. Norris

Facsimile: (212) 841-5725

E-Mail: othon.prounis@ropesgray.com and

     anthony.norris@ropesgray.com

if to any Purchaser, to such Purchaser at the address set forth for such Purchaser on Schedule I, Schedule II or Schedule III hereto, as the case may be.

SECTION 7.03. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and, in the case of an amendment, signed by (i) the Company, (ii) WCAS X and (iii) a majority-in-interest of the Schedule III Purchasers (determined by reference to the number of Shares purchased hereunder) or, in the case of a waiver, signed by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

SECTION 7.04. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

SECTION 7.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto shall assign this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the Company and WCAS X; provided, however, after the Closing, any Purchaser may assign its rights under this Agreement to any transferee of the Shares purchased by such Purchaser hereunder in connection with any transfer of Shares which is made in compliance with the terms of the Stockholders Agreement.

SECTION 7.06. Governing Law. This Agreement, and all claims arising hereunder or relating hereto, shall be governed and construed and enforced in accordance with the laws of the State of New York.

SECTION 7.07. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York County, New York, and each of the parties hereby consents to the exclusive jurisdiction of such courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, and each party agrees that, in addition to any method of service of process otherwise permitted by law, service of process on each party may be made by any method for giving such party notice as provided in Section 7.02, and shall be deemed effective service of process on such party.

SECTION 7.08. Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 7.09. Counterparts; Third Party Beneficiaries. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

SECTION 7.10. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter hereof.

SECTION 7.11. Severability. If one or more provisions of this Agreement are finally held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

SECTION 7.12. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, the words “hereof”, “herein”, “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and the words “Article” and “Section” are references to the articles and sections of this Agreement unless otherwise specified. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”. As used in this Agreement, the term “affiliate” shall have the meaning provided for such term in the Stockholders Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

[SIGNATURE PAGES TO FOLLOW]

EXECUTION COPY

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

THE COMPANY:	TRANSFIRST GROUP HOLDINGS, INC.

	By:	/s/ Eric J. Lee

		Name:	Eric J. Lee
		Title:	Vice President

THE SCHEDULE I PURCHASERS:	WELSH, CARSON, ANDERSON & STOWE X, L.P.

	By:	WCAS X Associates LLC,
its General Partner

	By:	/s/ Jon Rather
		Name:	Jon Rather
		Title:	Managing Member

WCAS MANAGEMENT CORPORATION

	By:	/s/ Jon Rather
		Name:	Jon Rather
		Title:	Treasurer

THE SCHEDULE II PURCHASERS:	/s/ David Bellet
David Bellet

/s/ Charles Berg
Charles Berg

KENNETH R. JENSEN TRUST, DATED
MARCH 16, 1978

/s/ Kenneth R. Jensen
By:	Kenneth R. Jensen, as Trustee

/s/ Thomas Rouse
Thomas Rouse

/s/ John Shlonsky
John Shlonsky

/s/ Andrew Rueff
Andrew Rueff

/s/ Mark Travis
Mark Travis

/s/ Marla Knutson
Marla Knutson

/s/ Christy Corey
Christy Corey

/s/ Don Krasnosky
Don Krasnosky

/s/ Mark Cook
Mark Cook

/s/ Jay Washburn
Jay Washburn

/s/ Alea Brim
Alea Brim

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Irrevocable Proxy as of the      day of June 2007.

[Name]

VOTING SECURITIES:

shares of Participating Preferred Stock

shares of Common Stock

53